UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2004

Date of Report (date of earliest event reported)

SUN MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-15086	94-2805249

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4150 Network Circle
Santa Clara, CA 95054-1778

(Address of principal executive offices)

(650) 960-1300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Text of press release issued by Sun Microsystems, Inc., dated April 2, 2004, titled “Sun Microsystems Reports Preliminary Third Quarter Results and Announces Restructuring”

Item 12. Results of Operations and Financial Condition

     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 2, 2004, Sun Microsystems, Inc. (“Sun”) issued a press release regarding Sun’s preliminary financial results for its third fiscal quarter ended March 28, 2004 and restructuring. The full text of Sun’s press release is attached hereto as Exhibit 99.1.

     The press release contains, in addition to the GAAP presentations of net loss and net loss per share, non-GAAP presentations of net loss and net loss per share which exclude charges for an increase in the valuation allowance for deferred tax assets and workforce and real estate restructuring. The charges for increase in valuation allowance for deferred tax assets and workforce and real estate restructuring are not necessarily representative of Sun’s core operations on an ongoing basis and Sun management believes that such non-GAAP presentations of net loss and net loss per share, in addition to the GAAP presentations of net loss and net loss per share, provides useful information to investors by illustrating the impact of such charges on Sun’s net loss and net loss per share. Sun may include or exclude items from its non-GAAP presentations of net income (loss) and EPS which are different from the items included or excluded from other companies’ non-GAAP presentations of net income (loss) and EPS. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN MICROSYSTEMS, INC.

Date: April 2, 2004	By:	/s/ Stephen T. McGowan
Stephen T. McGowan Chief Financial Officer and Executive Vice President, Corporate Resources

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Text of press release issued by Sun Microsystems, Inc., dated April 2, 2004, titled “Sun Microsystems Reports Preliminary Third Quarter Results and Announces Restructuring”